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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                              ____________________

                         DATE OF REPORT: JANUARY 6, 2004

                             NEW VISUAL CORPORATION
             (Exact name of registrant as specified in its charter)


           UTAH                     0-21875                     95-4545704
(State or Other Jurisdiction     Commission File                IRS Employer
     of Incorporation)               Number)                 Identification No.)


                    (Address of Principal Executive Offices)


              (Registrant's Telephone Number, including Area Code)
                               __________________


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURES

         New Visual Corporation (hereinafter, "New Visual" or the "Company") completed the private placement to certain private and institutional investors (collectively, the "Investors") of $1,000,000 in principal amount of its three-year 7% Convertible Debentures (the "Debentures") and signed commitments to place an additional $1,000,000 of such Debentures when the Company's registration statement (the "Registration Statement") covering the Company's common stock, par value $0.001 (the "Common Stock") underlying the Debentures, which the Company intends to file in January 2004, is declared effective by the Securities and Exchange Commission. In connection with the issuance of the Debentures, the Company issued five-year warrants to purchase up to 6,666,667 shares of the Company's Common Stock and upon, issuance of the additional Debentures following the effectiveness of the Registration Statement, will issue five-year warrants for an additional 6,666,667 shares of Common Stock, in each case at a per share exercise price of $0.25, subject to "cash-less" exercise provisions (the "Warrants"); provided that the exercise period of the Warrants may be reduced under certain conditions (primarily relating to the effectiveness of the Registration Statement and the closing bid price of the Company's publicly traded Common Stock exceeding $1.00 for each of 20 consecutive trading days).

         The Debentures are convertible into shares of Common Stock at a conversion rate equal to $0.15 per share. This conversion price is subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The terms of the Debentures provide that under certain conditions (primarily relating to the effectiveness of the Registration Statement and the closing bid price of the Company's publicly traded Common Stock exceeding $1.00 for each of 20 consecutive trading days), the Company can require a mandatory conversion of the Debentures. If not converted earlier, on the scheduled maturity date the Convertible Debentures may, under certain conditions, automatically convert into shares of our Common Stock at the per share conversion price of $0.15.

         The Investors have undertaken to purchase the additional Debentures within five days after the effectiveness of the Registration Statement; provided, that if the Registration Statement is not declared effective by the close of business on June 30, 2004, the holders' obligation to purchase such Debentures and the Company's obligation to issue the Debentures and the Warrants in connection therewith, will be cancelled.

         From the proceeds raised, the Company repaid the $300,000 principal amount and accrued interest of its 7% unsecured convertible debenture that was issued in November 2003 and is due to mature by April 30, 2004.

         Under the agreements with the holders of the Debentures, the Company agreed to certain restrictions relating to any offer or sale of its Common Stock (or securities convertible into Common Stock) with any third party for a period of 180 days after the effective date of the Registration Statement. In addition, under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Debentures if the Registration Statement is not filed by January 30, 2004, if it is not declared effective by April 30, 2004 or if the effectiveness of the Registration Statement is subsequently suspended for more than certain specified permitted periods.

         In connection with this investment, the Company has remitted and, upon closing of the transactions for the additional Debentures after the effectiveness of the Registration Statement, will be remitting, to a finder 10% of the cash proceeds. The Company has also issued to such finder five-year warrants to purchase up to 666,667 shares of the Company's Common Stock and, upon the closing of the transactions for the additional Debentures, will issue to the finder warrants to purchase an equivalent number of shares, all at a per share exercise price of $0.15, subject to "cash-less" exercise provisions; provided that the exercise period of these warrants may be reduced under certain conditions (primarily relating to the effectiveness of the Registration Statement and the closing bid price of the Company's publicly traded Common Stock exceeding $1.00 for each of 20 consecutive trading days). The shares underlying these warrants have piggy-back registration rights.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2004                      NEW VISUAL CORPORATION

                                           By: /s/ Brad Ketch
                                               ---------------------------------
                                               Brad Ketch,
                                               Chief Executive Officer